Exhibit 10.ii.qq

AMENDMENT TO THE PRODUCT MANUFACTURING AGREEMENT

EXECUTED ON 11/APRIL/2005

By these presents, on the one hand, MOSAIC FERTILIZANTES DO BRASIL S.A., hereinafter simply called MOSAIC; and, on the other hand, AGRIBRANDS PURINA DO BRASIL LTDA., hereinafter simply called AGRIBRANDS; both duly described, agree to enter this Amendment to the Product Manufacturing Agreement executed on 11/April/2005, pursuant to the following clause and condition:

1)	The parties jointly agree to extend the term of this Agreement for another three months, to 11/July/2006.

All other clauses and conditions of the Agreement amended hereunder remain unchanged.

In witness whereof, the parties execute this Amendment in two (2) counterparts of equal content, in the presence of witnesses below.

Sao Paulo, 30 March 2006

MOSAIC FERTILIZANTES DO BRASIL S.A.

AGRIBRANDS PURINA DO BRASIL LTDA.

Witnesses:

1.	2.
Name:	Name:
CPF/MF no.:	CPF/MF no.: